
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      67,822,066
<SECURITIES>                                         0
<RECEIVABLES>                                  307,822<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              66,920,922<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                66,920,922<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,156,229)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,677,917
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,834,146)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,834,146)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,834,146)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $235,004 and receivable from
DWR of $72,818.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(1,208,966).
<F3>Liabilities include redemptions payable of $941,323, accrued management fee of $168,279 and accrued administrative expenses of $101,452.
<F4>Total revenue includes realized trading revenue of $9,524,528, net change in unrealized of $(12,364,352) and interest income of $683,595.

